UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Scott Durbin

In connection with Scott Durbin’s previously disclosed appointment as Chief Executive Officer of Viveve Medical, Inc. (the “Company”), on recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, the Company entered into an Amended and Restated Employment Agreement with Mr. Durbin (the “CEO Agreement”) on May 11, 2018, which provides for an annual base salary of $415,000 (the “Base Salary”), subject to annual review by the Board or the Compensation Committee. In addition, Mr. Durbin is eligible to receive an annual cash incentive bonus as determined by the Board or the Compensation Committee, with the target amount of such bonus equal to 50% of the Base Salary (the “Target Bonus”), and is also eligible to participate in the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

The CEO Agreement provides that in the event that Mr. Durbin’s employment is terminated by the Company without Cause (as defined in the CEO Agreement) or by Mr. Durbin for Good Reason (as defined in the CEO Agreement), subject to the satisfaction of certain conditions, Mr. Durbin will be entitled to: (i) base salary continuation for a period of 12 months, plus any incentive compensation earned with respect to any completed calendar year but unpaid as of the date of termination, and (ii) acceleration of stock options and other stock-based awards held by Mr. Durbin that are subject to time-based vesting such that as of the date of termination, Mr. Durbin will be deemed vested in the same number of shares as would have been vested if he had remained employed for an additional six months following the Date of Termination (as defined in the CEO Agreement).

In lieu of the foregoing payments and benefits, in the event that Mr. Durbin’s employment is terminated by the Company without Cause or by Mr. Durbin for Good Reason, in either case within 12 months following a Change in Control (as defined in the CEO Agreement) subject to the satisfaction of certain conditions, Mr. Durbin will be entitled to: (i) a lump sum cash payment equal to 1.5 times the sum of (A) Mr. Durbin’s then-current base salary (or base salary in effect prior to the Good Reason trigger, if applicable, or the Change in Control, if higher) and (B) Mr. Durbin’s Target Bonus for the then-current year, and (ii) except as otherwise provided in the applicable stock option or other-stock based award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Durbin that are subject to time-based vesting.

On May 11, 2018, the Company granted Mr. Durbin an option to purchase 300,000 shares of the Company’s common stock under the Company’s 2013 Stock Option and Incentive Plan, as amended (the “Plan”) in connection with his appointment as Chief Executive Officer (the “Option”), which option will vest as follows: 25% of the shares subject to the Option shall vest May 10, 2019, and 1/48th of the shares subject to the Option shall vest monthly thereafter, provided Mr. Durbin remains a Service Provider (as defined in the Plan) on all such vesting dates.

The foregoing description of the terms of the CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the CEO Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Consulting Agreement with Debora Jorn

In connection with Ms. Debora Jorn’s previously disclosed appointment as a Senior Advisor to the CEO, the Company and Ms. Jorn entered into a Consulting Agreement on May 11, 2018, pursuant to which Ms. Jorn will provide advisory services for a period of 6 months, unless earlier terminated or extended by the parties. Ms. Jorn will receive a fee of $30,000 per month for her services.

On May 11, 2018, the Company granted Ms. Jorn an option to purchase 150,000 shares of the Company’s common stock under the Plan, which option will vest as follows: 1/24th of the shares subject to the option shall vest monthly thereafter, provided Ms. Jorn remains a Service Provider (as defined in the Plan) on all such vesting dates.

Jim Robbins Appointed as Principal Accounting Officer

Mr. Jim Robbins, the Company’s Vice President of Finance and Administration, was appointed as the Company’s Principal Accounting Officer, as of May 11, 2018. Mr. Robbins will continue as the Company’s Vice President of Finance and Administration.

Mr. Robbins, 54, joined the Company as Vice President of Finance in July 2014 and was promoted to Vice President of Finance and Administration in May 2017. He has over twenty years of accounting and finance experience in both industry and public accounting. Prior to joining the Company, from 2012 to 2014, Mr. Robbins provided accounting, finance and business consulting services for various biotech and other companies. From 2010 to 2012, he served as Vice President of Finance and Administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. He served as Director of Finance and Vice President of Finance from 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, Mr. Robbins served as Corporate Controller at Genitope Corporation, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. Mr. Robbins was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. He received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

On May 16, 2018, in connection with Mr. Robbins’ appointment as Principal Accounting Officer, on recommendation of the Compensation Committee, the Company entered into an Amended and Restated Employment Agreement with Mr. Robbins (the “PAO Agreement”), effective as of May 11, 2018, which provides for an annual base salary of $260,000 (the “Base Salary”), subject to annual review by the Board or the Compensation Committee. In addition, Mr. Robbins is eligible to receive an annual cash incentive bonus as determined by the Board or the Compensation Committee, with the target amount of such bonus equal to 30% of the Base Salary (the “Target Bonus”), and is also eligible to participate in the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

The PAO Agreement provides that in the event that Mr. Robbins’ employment is terminated by the Company without Cause (as defined in the PAO Agreement) or by Mr. Robbins for Good Reason (as defined in the PAO Agreement), subject to the satisfaction of certain conditions, Mr. Robbins will be entitled to: (i) base salary continuation for a period of six months (the “Severance Period”), plus any incentive compensation earned with respect to any completed calendar year but unpaid as of the date of termination, and (ii) acceleration of stock options and other stock-based awards held by Mr. Robbins that are subject to time-based vesting such that as of the date of termination, Mr. Robbins will be deemed vested in the same number of shares as would have been vested if he had remained employed through the end of the Severance Period.

In lieu of the foregoing payments and benefits, in the event that Mr. Robbins’ employment is terminated by the Company without Cause or by Mr. Robbins for Good Reason, in either case within 12 months following a Change in Control (as defined in the PAO Agreement) subject to the satisfaction of certain conditions, Mr. Robbins will be entitled to: (i) a lump sum cash payment equal to 0.75 times the sum of (A) Mr. Robbins’ then-current base salary (or base salary in effect prior to the Good Reason trigger, if applicable, or the Change in Control, if higher) and (B) Mr. Robbins’ Target Bonus for the then-current year, and (ii) except as otherwise provided in the applicable stock option or other-stock based award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Robbins that are subject to time-based vesting.

On May 11, 2018, the Company granted Mr. Robbins an option to purchase 32,500 shares of the Company’s common stock under the Plan in connection with his appointment as Principal Accounting Officer, which option will vest as follows: 25% of the shares subject to the option shall vest on May 11, 2019, and 1/48th of the shares subject to the option shall vest monthly thereafter, provided Mr. Robbins remains a Service Provider (as defined in the Plan) on all such vesting dates.

Mr. Robbins will enter into the Company’s standard form of indemnification agreement.

Mr. Robbins is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Robbins and any other persons pursuant to which he was selected as Principal Accounting Officer.

The foregoing description of the terms of the PAO Agreement does not purport to be complete and is qualified in its entirety by reference to the PAO Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Scott Durbin, dated May 11, 2018
10.2	Amended and Restated Employment Agreement between the Company and Jim Robbins, dated as of May 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	Viveve Medical, Inc.
	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer